EXHIBIT 99.1




                Resignation Letter of Stanley Kohlenberg








Two Beekman Place
New York, New York 10022
February 8, 2000


To The Board Of Directors
Trans World Gaming Corp.

Gentlemen:

With much regret, I hereby tender my resignation as Chairman of the Board of Trans World Gaming Corp., effective immediately. Given the current circumstances, I find that I cannot fulfill my obligation to the shareholders of Trans World Gaming to the best of my ability. However, as a major shareholder, I wish you the best of success in all your future endeavors.



                                             Respectfully,

                                            /s/ Stanley Kohlenberg
                                            ----------------------
                                                Stanley Kohlenberg

cc:   J. Koeppel, Elias, Matz